EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of VeraSun Energy Corporation of our reports dated March 27, 2007 relating to our audits of the consolidated financial statements and the financial statement Schedule II, which appear in the Annual Report on Form 10-K of VeraSun Energy Corporation for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota

December 14, 2007